   As filed with the Securities and Exchange Commission on January 21, 2003
                           Registration No. __________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                             ASIAINFO HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware
        (State or other jurisdiction                      752506390
     of incorporation or organization)      (I.R.S. Employer Identification No.)

                             AsiaInfo Holdings, Inc.
                     4th Floor, Zhongdian Information Tower
                No. 6 Zhongguancun South Street, Haidian District
                              Beijing 100086, China
                              Tel: (8610) 6250-1658
                    (Address of Principal Executive Offices)

                             ASIAINFO HOLDINGS, INC.
                             2000 STOCK OPTION PLAN
                            (Full title of the plan)

                              Melissa Lin, Manager
                             AsiaInfo Holdings, Inc.
                      5201 Great America Parkway, Suite 429
                          Santa Clara, California 95054
                               Tel: (408) 970-9788
     (Name, address, and telephone number, including area code, of agent for service)

                                    Copy to:
                             Matthew D. Adler, Esq.
                                 Clifford Chance
                            3326 China World Tower 1
                              1 Jianguomenwai Dajie
                                Chaoyang District
                              Beijing 100004, China
                              Tel: (8610)6505 9018
                              Fax: (8610)6505 9028
================================================================================
                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES              AMOUNT TO BE      PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
TO BE REGISTERED                               REGISTERED        OFFERING PRICE        AGGREGATE              REGISTRATION
                                               (1)               PER SHARE             OFFERING PRICE         FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value, to  be
issued upon exercise of options granted        1,025,317            $4.25 (2)            $4,353,040.19           $400.48
under the AsiaInfo Holdings, Inc. 2000
Stock Option Plan (the "Plan")
-------------------------------------------------------------------------------------------------------------------------------
Total                                          1,025,317                                 $4,353,040.19           $400.48
-------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers an indeterminate number of shares that may be issuable under the Plan because of any stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) In accordance with Rule 457(h) under the Securities Act, the computation is based upon the weighted average exercise price per share of approximately $4.25 as to 1,025,317 outstanding options to purchase Common Stock under the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE

Pursuant to General Instruction E on Form S-8 regarding the registration of additional securities, AsiaInfo Holdings, Inc. ("AsiaInfo") hereby is registering additional shares of common stock, par value $0.01 per share, in the number set forth on the cover page of this Registration Statement. Such shares are of the same class as other securities of AsiaInfo for which a previous Registration Statement on Form S-8 has been filed with the Securities and Exchange Commission (the "Commission") relating to the AsiaInfo Holdings, Inc. 2000 Stock Option Plan (the "Plan"). The Plan was registered under the Registration Statement on Form S-8 (File No. 333-54836) filed on February 2, 2001 (the "First Registration Statement") and under the Registration Statement on Form S-8 (File No. 333-89892) filed on June 6, 2002 (the "Second Registration Statement"). The contents of the First Registration Statement, the Second Registration Statement and AsiaInfo's quarterly reports on Form 10-Q filed with the Commission on August 14, 2002 and November 14, 2002 are incorporated herein by reference.

                                     PART II

Item 8.  Exhibits

         The Exhibits listed on the accompanying Index to Exhibits are filed as a part of, or incorporated by reference into, this Registration Statement. (See Index to Exhibits below).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  January 13, 2003

                                  ASIAINFO HOLDINGS, INC.

                                  By:  /s/ Ying Han
                                       ---------------------------------
                                       Ying Han
                                       Chief Financial Officer
                                       (duly authorized officer and
                                       principal financial officer)

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ying Han, as his or her attorney-in-fact, with full power of substitution, for her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that the said attorney-in-fact, or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                                           Date
/s/ Louis Lau                   Chairman of the Board and Board Member          January 13, 2003
--------------------
Louis Lau

/s/ James Ding                  Chief Executive Officer and Board Member        January 13, 2003
--------------------
James Ding

/s/ Alan Bickell                Board Member                                    January 13, 2003
--------------------
Alan Bickell

/s/ Chang Sun                   Board Member                                    January 13, 2003
--------------------
Chang Sun

/s/ Michael Zhao                Senior Vice President and Board Member          January 13, 2003
--------------------
Michael Zhao

/s/ Tao Long                    Board Member                                    January 20, 2003
--------------------
Tao Long

/s/ Edward Tian                 Board Member                                    January 13, 2003
--------------------
Edward Tian

/s/ Steve Chang                 Board Member                                    January 13, 2003
--------------------
Steve Chang

/s/ Ying Han                    Executive Vice President and Chief              January 13, 2003
--------------------            Financial Officer
Ying Han

                                INDEX TO EXHIBITS

 Exhibit Number                       Documents
--------------------------------------------------------------------------------
       4* Instrument Defining Rights of Shareholders (Share Certificate and Articles of Incorporation)

       5.1 Opinion of Clifford Chance as to the legality of securities being registered

      23.1         Consent of Clifford Chance (contained in Exhibit 5.1)

      23.2         Consent of Independent Auditors

      24.1         Power of Attorney (set forth on signature page)
      99**         AsiaInfo Holdings, Inc. 2000 Stock Option Plan

      * Incorporated by reference from AsiaInfo's Registration Statement on Form S-1 No. 333-93199, originally filed under the Securities Act with the Commission on December 21, 1999, as amended through the date hereof.

      **           Incorporated by reference from AsiaInfo's Proxy Statement No.
                   001-15713 filed with the Commission on September 15, 2000 pursuant to Section 14(a) of the Exchange Act of 1934, as amended.